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Exhibit 10.45

SECURITY AGREEMENT

        This Security Agreement (as amended, modified or otherwise supplemented from time to time, this "Security Agreement"), dated as of November 8, 2006, is executed by Linda Pestano (together with its successors and assigns, "Debtor"), in favor of Biomira Inc., as secured party (together with its successors and assigns, "Secured Party").

RECITALS

        A.    Debtor has executed a promissory note, dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, (the "Note") in the principal amount of $66,889 in favor of the Secured Party.

        B.    In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Security Agreement and to grant Secured Party the security interest in the Collateral described below.

AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

        1.    Definitions and Interpretation.    When used in this Security Agreement, the following terms have the following respective meanings:

          "Collateral" has the meaning given to that term in Section 2 hereof.

          "Event of Default" has the meaning given to that term in the Note.

          "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing.

          "Obligations" means all loans, advances, debts, liabilities and obligations owed by Debtor to the Secured Party, now existing or hereafter arising under or pursuant to the terms of the Note and this Security Agreement, including, all interest, fees, charges, expenses, attorneys' fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

          "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

          "Pledged Securities" shall have the meaning given to such term in Exhibit A.

          "Transaction Documents" shall mean the Note and this Security Agreement.

          "UCC" means the Uniform Commercial Code as in effect in the State of Washington from time to time.

Terms defined in the UCC and not otherwise defined herein shall have the respective meanings set forth in the UCC.

        2.    Security Interest.

          (a)    Grant of Security Interest.    As security for the Obligations, Debtor hereby grants to Secured Party and pledges to Secured Party, a security interest of first priority in all right, title and interests of Debtor in and to the property described in Exhibit A hereto, whether now existing or hereafter from time to time acquired (collectively, the "Collateral").

          (b)    Delivery of Pledged Collateral; Financing Statements.    All certificates or instruments representing or evidencing the Pledged Securities shall immediately be delivered to Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in the form set forth as Exhibit B. Debtor hereby covenants to immediately deliver to Secured Party any Pledged Securities distributed to Debtor pursuant to the terms of the Escrow Agreement (as defined in Exhibit A).

          (c)    Voting Rights.

            (i)    Rights Prior to an Event of Default.    So long as no Event of Default shall have occurred and be continuing, Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Security Agreement.

            (ii)    Rights Following an Event of Default.    Upon the occurrence and during the continuance of an Event of Default, all rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2(c)(i) and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights.

          (d)    Dividends.    Debtor agrees that any and all (A) dividends and interest paid or payable, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for any Pledged Securities, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Securities, shall be, and shall be forthwith delivered to Secured Party to hold as, Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement) to be held as part of the Collateral.

          (e)    Request For Release.    At any time that Secured Party holds any Pledged Securities as Collateral for the Obligations, Debtor may sell all or part of the Pledged Securities, provided that Debtor provides ten (10) days prior written notice of such sale and that the proceeds of such sale are used to prepay the Note and provided further that such sale is upon fair and reasonable terms and as part of an arm's length transaction. Secured Party agrees to release its security interest with respect to any Pledged Securities subject to such sale and to take all further action necessary to effect the intent of the foregoing.

        3.    Representations and Warranties.    Debtor represents and warrants to Secured Party that:

          (a)   Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral;

          (b)   Debtor's full legal name is Linda Pestano;

          (c)   Debtor's primary residence is the same as its address for notices as set forth in Section 7(a) below; and

          (d)   Debtor's date of birth is May 3, 1968.

        4.    Covenants Relating to Collateral.    Debtor hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the perfection and priority of such Lien; (b) without 30 days' prior written notice to Secured Party, not to change Debtor's legal name or primary residence, (c) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly to Secured Party all certificated securities constituting Collateral; and (d) except as explicitly permitted by this Security Agreement, not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens.

        5.    Authorized Action by Secured Party.    Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; and (e) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (c) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Debtor agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys' fees, Secured Party may incur while acting as Debtor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party's possession.

        6.    Default and Remedies.

          (a)    Default.    Debtor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default.

          (b)    Remedies.    Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by applicable law. Debtor hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral is reasonable.

          (c)    Sale of Pledged Securities.    Debtor acknowledges and recognizes that Secured Party may be unable to effect a public sale of all or a part of the Pledged Securities and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges that any such private sales may be at prices and on terms less favorable to Secured Party than those of public sales, and agrees that so long as such sales are made in good faith such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party has no obligation to delay sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable securities laws.

        7.    Miscellaneous.

          (a)    Notices.    Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Secured Party under this Security Agreement shall be by telecopy or in writing and telecopied, mailed or delivered to each party at telecopier number or its address set forth below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

Secured Party:	Biomira Inc. 2011-94 Street Edmonton, Alberta, Canada T6N 1H1 Telephone: (780) 450-3761 Facsimile: (780) 450-4772
Debtor:	Linda Pestano Tucson, AZ 85737
Telephone:

Facsimile:

          (b)    Nonwaiver.    No failure or delay on Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

          (c)    Amendments and Waivers.    This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

          (d)    Assignments.    This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

          (e)    Cumulative Rights, etc.    The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Transaction Documents or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's rights hereunder. Debtor waives any right to require Secured Party to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

          (f)    Payments Free of Taxes, Etc.    All payments made by Debtor under the Transaction Documents shall be made by Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Secured Party, Debtor shall furnish evidence satisfactory to Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

          (g)    Partial Invalidity.    If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

          (h)    Expenses.    Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Secured Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

          (i)    Headings.    Headings in this Security Agreement and each of the other Transaction Documents are for convenience of reference only and are not part of the substance hereof or thereof.

          (j)    Plural Terms.    All terms defined in this Security Agreement or any other Transaction Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

          (k)    Construction.    Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Debtor, Secured Party and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Debtor or Secured Party.

          (l)    Entire Agreement.    This Security Agreement and each of the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

          (m)    Other Interpretive Provisions.    References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words "include" and "including" and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

          (n)    Governing Law.    This Security Agreement shall be governed by and construed in accordance with the laws of the State of Washington without reference to conflicts of law rules (except to the extent governed by the UCC).

          (o)    WAIVER OF JURY TRIAL.    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO ACKNOWLEDGE THAT THIS SECTION CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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        IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed as of the day and year first above written.

		By:	/s/ Linda Pestano
Linda Pestano
AGREED:
BIOMIRA INC., As Secured Party
By:	/s/ Edward A. Taylor
Name:	Edward A. Taylor
Title:	V.P. Finance & Admin. & CFO

EXHIBIT A

To Security Agreement

        All right, title, interest, claims and demands of Debtor in and to the following property:

          (a)   its contractual right to receive its Pro Rata Portion of the Aggregate Escrow Amount, including the Stock Escrow Amount and the Special Escrow Amount pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of October 30, 2006 (the "Merger Agreement"), by and among, Biomira Inc., Biomira Acquisition Corporation, Pro1X Pharmaceuticals Corporation, D. Lynn Kirkpatrick and Garth Powis;

          (b)   its contractual right to receive its Pro Rata Portion of the Aggregate Escrow Amount, including the Stock Escrow Amount and the Special Escrow Amount pursuant to the terms of that certain Escrow Agreement, dated as of October 30, 2006 (the "Escrow Agreement"), by and among, Biomira Inc., D. Lynn Kirkpatrick, Garth Powis and ComputerShare Trust Company of Canada;

          (c)   All proceeds of any and all of the foregoing, and all substitutions to and replacements for, each of the foregoing, including, without limitation:

              (i)  any Common Stock of Biomira Inc. that constitutes Debtor's Pro Rata Portion of the Aggregate Escrow Amount that is distributed pursuant to the Merger Agreement and Escrow Agreement (the "Pledged Securities");

             (ii)  all dividends (including cash dividends), other distributions (including redemption proceeds), or other property, securities or instruments in respect of or in exchange for the Pledged Securities, whether by way of dividends, stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares or otherwise;

            (iii)  all proceeds of the foregoing.

        The following terms shall have the following meanings:

          "Pro Rata Portion" shall have the meaning given to such term in the Merger Agreement.

          "Aggregate Escrow Amount" shall have the meaning given to such term in the Merger Agreement.

          "Stock Escrow Amount" shall have the meaning given to such term in the Merger Agreement.

          "Special Escrow Amount" shall have the meaning given to such term in the Merger Agreement.

EXHIBIT B

[See Attached.]

STOCK POWER

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                 (1) [No. of Shares—written out] ([No. of Shares—numerals]) Shares of Common Stock, $[par value] par value, of Biomira Inc., a corporation organized under the laws of Canada, standing in the undersigned's name on the books of the corporation represented by Certificate No. [Cert. No.].

        The undersigned hereby irrevocably constitutes and appoints                        (2) attorney to transfer said stock on the books of said corporation with full power of substitution in the premises.

        Dated:                        (3)

[Name of Registered Owner]

(1)
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(2)
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(3)
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SECURITY AGREEMENT
EXHIBIT A To Security Agreement
EXHIBIT B
STOCK POWER